UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 24, 2015
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One AMD Place P.O. Box 3453 Sunnyvale, California 94088-3453 (Address of principal executive offices) (Zip Code)

(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Advanced Micro Devices, Inc. (the “Company”) previously disclosed on its Current Report on Form 8-K filed on August 11, 2015 (“August Form 8-K”) that it had approved annual long-term incentive equity awards under its 2004 Equity Incentive Plan, consisting of a mix of performance-based restricted stock units (“PRSUs”), time-based restricted stock units (“RSUs”) and stock options with specific target dollar values to the following named executive officers: Messrs. Devinder Kumar, Forrest E. Norrod and Mark D. Papermaster and Dr. Lisa Su. As disclosed in the August Form 8-K, these equity awards were to be granted in two tranches:

•
The first tranche was granted on August 15, 2015. On that date Messrs. Devinder Kumar, Forrest E. Norrod and Mark D. Papermaster each received their award of PRSUs and stock options, and Dr. Su received her award of PRSUs.

•
The second tranche was granted on December 26, 2015. On that date, Messrs. Devinder Kumar, Forrest E. Norrod and Mark D. Papermaster each received their award of RSUs, and Dr. Su received her award of RSUs and stock options.

The August Form 8-K also disclosed that the approved target dollar value of each named executive officer’s equity awards would be converted into a definitive number of PRSUs and stock options and RSUs using the average closing price of the Company’s common stock for the 180 days preceding the grant date. As a result, for the first tranche of equity awards a conversion price of $2.4267 was used (i.e., the average closing price of the Company’s common stock for the 180-day period ended August 14, 2015) (the “August Conversion Price”) to determine the number of PRSUs and stock options granted to Messrs. Devinder Kumar, Forrest E. Norrod and Mark D. Papermaster, and the number of PRSUs granted to Dr. Su. The conversion price for the second tranche of equity awards was to be the average closing price of the Company’s common stock for the 180-day period ending December 25, 2015 (the “December Conversion Price”).
The purpose of this Current Report on Form 8-K is to disclose that the August Conversion Price was used instead of the December Conversion Price to convert the approved target dollar values of the second tranche of equity awards into a definitive number of RSUs or, in Dr. Su’s case, RSUs and stock options.
Specifically, on December 24, 2015 the Compensation and Leadership Resources Committee of the Company determined to use the August Conversion Price instead of the December Conversion Price for purposes of calculating the number of RSUs to be granted on December 26, 2015 to Messrs. Devinder Kumar, Forrest E. Norrod and Mark D. Papermaster. The August Conversion Price is higher than the December Conversion Price and the decision to use the August Conversion Price resulted in fewer RSUs being granted in connection with the second tranche of these named executive officers’ equity awards.
On the same day, the Board of Directors of the Company determined to use the August Conversion Price instead of the December Conversion Price for purposes of calculating the number of RSUs and stock options to be granted on December 26, 2015 to Dr. Su. The August Conversion Price is higher than the December Conversion Price and the decision to use the August Conversion Price resulted in fewer RSUs and stock options being granted in connection with the second tranche of Dr. Su’s equity awards.
This change in the conversion price for the second tranche of the equity awards was made to ensure that the conversion price was the same conversion price used for the Company’s officer and employee grants made in August 2015. Other than the change to the conversion price, no additional changes or new grants were made to the named executive officers.
For additional information about the Company’s compensation philosophy and drivers as of the date of this filing, please refer to: http://ir.amd.com/phoenix.zhtml?c=74093&p=irol-govexeccomp.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: December 28, 2015	By:	/s/ Devinder Kumar
Senior Vice President, Chief Financial Officer and Treasurer Signing on behalf of the registrant and as the principal financial and accounting officer